Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
March 14, 2013

HECLA’S DEAL WITH AURIZON HAS MORE VALUE
AND MORE CASH THAN THE ALAMOS BID

Hecla offers a $0.31 per share premium to Alamos, 68% more cash

Alamos, Aurizon’s largest shareholder, is seeking to force Aurizon shareholders to take a lower bid by a small increase in its ownership

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) (Hecla or the Company) today reaffirmed the premium value of its proposed acquisition of Aurizon Mines Ltd. (TSX:ARZ) (NYSE MKT:AZK) (Aurizon) announced on March 4, 2013, pursuant to an arrangement agreement (Hecla Arrangement) with Aurizon. Hecla also cautioned Aurizon shareholders that its largest shareholder Alamos Gold Inc. (Alamos) is attempting to increase its ownership position to a level that would prevent Aurizon shareholders from accepting a higher price. All currencies are CAD$ unless otherwise noted.

“Alamos continues to try to distract Aurizon shareholders from the simple fact that the Hecla Arrangement is currently valued at $0.31 per share more than the Alamos offer, which is valued even lower than the current share price of Aurizon.  About two thirds of Hecla’s offer is available in cash, Alamos’ is less than half,” said Phillips S. Baker Jr., Hecla’s President and Chief Executive Officer. “Alamos’ avowed attempt to block the Hecla arrangement by increasing its minority position to a blocking position rather than letting shareholders decide, illustrates the weakness of Alamos’ offer.  We believe that Aurizon shareholders will prefer a higher price, more cash and an interest in Hecla to Alamos’ lower price, less cash and an interest in a company with assets outside Canada and the U.S.  We join the Aurizon board in urging Aurizon shareholders not to tender to the Alamos transaction.”

Hecla is offering significantly more value than the Alamos offer

•	A higher price - based on the closing share prices of Hecla and Alamos on March 13, 2013, the Hecla Arrangement provides $0.31 more value than the Alamos bid.

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More cash - the Hecla arrangement offers Aurizon shareholders greater value certainty through a maximum $513.6 million in cash, which is 68% higher than the maximum amount of cash offered by Alamos ($305 million maximum cash).  Roughly two thirds of the Hecla Arrangement is in cash with Alamos’ bid being less than half.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

Alamos’ statements appear to be misleading

Alamos has publicly stated its intention to use its minority stake in Aurizon in order to “block” the higher-value Hecla Arrangement, rather than offering full value to all Aurizon shareholders. Alamos claims sufficient support to achieve its objective despite:

•	the shares tendered having declined since the announcement of the Hecla Arrangement,

•	successively qualifying the level of purported support for the Alamos bid via a March 12, 2013, news release and a March 13, 2013, filing with the SEC, and

•	confirming that all shares tendered are subject to withdrawal.

Baker said, “Aurizon shareholders should not be misled by Alamos.  The number of shares tendered has continued to decline from the announcement of the Hecla Arrangement.  We are confident that if Aurizon shareholders are not misled they will withdraw their tendered shares and take the better offer.”

Hecla offers Aurizon shareholders ownership in a mining company with a compelling future

A combination of Hecla and Aurizon creates a unique mining company with expertise in operating deep underground mines, exploring and advancing large exploration properties and increasing production.

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Operating mines – the combined company will own three low-cost, long-life deep underground mines with growing production and well defined exploration opportunities.  Alamos has one surface mine with undefined exploration potential.

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Superb mining-friendly jurisdictions – with mines in Quebec, Alaska and Idaho the combination provides shareholders with one of the largest exposures to mines in multiple mining-friendly jurisdictions.  With the exception of major mining companies there are few other mining companies with operations in three separate mining friendly jurisdictions in similar time zones. Alamos has only one currently producing operation in Mexico and is subject to permitting, construction and other risks for its property in Turkey.

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Identifiable growth – Hecla’s investment of the last few years is coming to fruition with production targeted to grow from 6.4 million silver ounces last year (183,000 ounces gold and gold equivalent of silver¹) to 8-9 million silver ounces this year (200,000 to 220,000 ounces gold and gold equivalent of silver¹) to 15 million silver ounces by 2017 (340,000 ounces gold and gold equivalent of silver¹). Aurizon is expected to increase the growth profile, with Casa Berardi adding 125-130,000 gold ounces (6.3 to 6.5 million silver equivalent ounces¹) this year and 150,000 gold ounces in 2014 when production reaches normal rates.

(1)           Numbers converted using a gold to silver ratio of 50:1.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

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Complementary skills and mining experience – Hecla has been operating underground mines for over 120 years and brings experience and depth to the Aurizon team to build on an already successful Casa Berardi. In contrast, Alamos does not currently operate any underground mines. Given the vast majority of the value of Aurizon is held in an underground mine with significant in-mine development programs underway to extend mine-life, an experienced underground miner like Hecla is far better positioned to enhance its value.

In addition, the ability of the combined company to raise the debt this quickly is a testament to the quality of the assets. Hecla negotiated a six-month window from closing before the gold hedging is required in order to consider other financing alternatives that would eliminate the hedge requirement.

Details of the Hecla Agreement

Under the terms of the Hecla Agreement announced on March 4, 2013, Aurizon shareholders may elect to receive in exchange for each Aurizon share, $4.75 per share or 0.9953 of a Hecla share or a combination of both, subject in each case to pro-ration based on a maximum cash consideration of approximately $513.6 million and a maximum of approximately 57,000,000 Hecla shares. Assuming that all shareholders elect to receive either cash or Hecla shares, the consideration will be fully pro-rated with each shareholder being entitled to receive $3.11 in cash and 0.3446 of a Hecla share for each Aurizon share.

How to Withdraw Aurizon Shares from the Unsolicited Alamos Offer

Shareholders who have questions or who may have already tendered their shares to the unsolicited Offer by Alamos and wish to withdraw them, may do so by contacting Aurizon's Information Agent, Georgeson, Toll Free (North America): 1-888-605-7616, Outside North America Call Collect: 1-781-575-2422 or Email: askus@georgeson.com.

About Hecla Mining Company

Hecla Mining Company (NYSE:HL) is a leading low cost U.S. silver producer with operating mines in Alaska and Idaho, exploration and pre-development properties in four world-class silver mining districts in the U.S. and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Additional Information and Where to Find It

This material relates to Hecla’s proposed acquisition (the “Transaction”) of Aurizon. Shares of Hecla’s common stock (the “Hecla Shares”) issued in connection with the proposed Transaction may be registered pursuant to a registration statement to be filed with the SEC or issued pursuant to an available exemption. This information is not a substitute for any registration statement or any other document that Hecla may file with the SEC or that it or Aurizon may send to their respective shareholders in connection with the offer and/or issuance of Hecla Shares. Investors are urged to read any registration statement, if and when filed, and all other relevant documents that may be filed with the SEC or with Canadian regulatory authorities as and if they become available because they will contain important information about the issuance of Hecla Shares.  Documents, if and when filed with the SEC, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Hecla’s Investor Relations department at Hecla Mining Company; Investor Relations; 1-800-HECLA91 (1-800-432-5291); hmc-info@hecla-mining.com. This release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

In connection with the proposed transaction, Aurizon will fileproxy soliciting materials with the SEC and/or Canadian regulatory authorities. The information contained in any such filing may not be complete and may be updated, amended or changed. SHAREHOLDERS ARE URGED TO READ  SUCH MATERIALS WHEN AVAILABLE AND ANY OTHER  RELEVANT MATERIALS FILED WITH THE SEC AND/OR CANADIAN REGULATORY AUTHORITIESCAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT  THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Proxy solicitation materials will be mailed to Aurizon’s shareholders seeking their approval of the proposed transaction. Anyone may also obtain a copy of such materials free of charge once available by directing a request to: Hecla Mining Company 6500 N Mineral Drive, Suite 200, Coeur d’Alene, ID 83815-9408. 1-800-HECLA91 (1-800-432-5291) Attention: Investor Relations. In addition, any relevant materials filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov or  interested persons may access copies of such documentation filed with the SEC by the Company by visiting the Investors section of the Company’s website at www.hecla-mining.com.

Cautionary Statements

Statements made which are not historical facts, such as anticipated payments, litigation outcome, production, sales of assets, exploration results and plans, prospects and opportunities including reserves, resources, and mineralization, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, risks associated with the completion of Transaction, the risk that expected synergies or cost savings resulting from the Transaction may not be achieved, metals price volatility, volatility of metals production and costs, environmental and litigation risks, operating risks, project development risks, political and regulatory risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Similarly, please refer to the securities filings of Aurizon for further information concerning risks applicable to it and its forward-looking information.

For further information, please contact:

Jim Sabala, Sr. VP and CFO
or
Mike Westerlund, VP-Investor Relations

Hecla Mining Company
Investor Relations
Direct Main: 1-800-HECLA91 (1-800-432-5291)
hmc-info@hecla-mining.com
www.hecla-mining.com

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

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